EXHIBIT 10.10

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (this “Agreement”) is made and entered into as of February 11, 2009, by and between Helix Wind, Inc., a Nevada corporation (the “Assignor”), and Clearview Acquisitions, Inc., a Nevada corporation (the “Assignee”).

WHEREAS, the Assignor is party to the agreements listed on Schedule A attached hereto (the “Assigned Agreements”);

WHEREAS, in furtherance of the transactions contemplated by the Agreement dated January __, 2009 (the “Merger Agreement”) among Assignee, Helix Wind Acquisition Corp. and Assignor, the Assignor wishes to assign to the Assignee, and Assignee wishes to assume from the Assignor, all of the rights and obligations of the Assignor provided for in the Assigned Agreements, for such consideration and on such terms as set out below;

NOW THEREFORE, in consideration of the above premises and the mutual representations, warranties, covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.           Assignment of Agreements. Assignor hereby irrevocably and unconditionally sells, transfers, assigns, conveys, grants, delivers, vests and confirms unto Assignee all the right, title and interest of Assignor in and to the Assigned Agreements.

2.           Assumption of Obligations.  The Assignee hereby expressly assumes and agrees to perform all duties and obligations of the Assignor arising under the Assigned Agreements from and after the date hereof.

3.           Indemnification of Assignee.   The Assignor shall indemnify and hold harmless Assignee and its officers, directors, shareholders, employees, trustees, agents, beneficiaries, affiliates, representatives and their successors and assigns from and against any and all damages, losses, liabilities, taxes and costs and expenses (including, without limitation, attorneys’ fees and costs) resulting directly or indirectly from (a) any failure by the Assignor to perform or comply with any agreement, covenant or obligation in this Agreement, (b) any claims made by a third party against the Assignee based upon an obligation, act or omission of the Assignor prior to the date hereof relating to an Assigned Agreement, (c) taxes attributable to the Assignor prior to the date hereof as a result of an Assigned Agreement or the performance thereof, or (d) any litigation, action, claim, proceeding or investigation by any third party relating to or arising out of an Assigned Agreement arising from an act or omission prior to the date hereof.

4.           Indemnification of Assignor. The Assignee shall indemnify and hold harmless Assignor and its officers, directors, shareholders, employees, trustees, agents, beneficiaries, affiliates, representatives and their successors and assigns from and against any and all damages, losses, liabilities, taxes and costs and expenses (including, without limitation, attorneys’ fees and costs) resulting directly or indirectly from (a) any failure by the Assignee to perform or comply with any agreement, covenant or obligation in this Agreement, (b) any claims made by a third party against the Assignor based upon an obligation, act or omission of the Assignee after the date hereof relating to an Assigned Agreement, or (c) any litigation, action, claim, proceeding or investigation by any third party relating to or arising out of an Assigned Agreement arising from an act or omission after the date hereof.

5.           Power of Attorney.  The Assignor hereby constitutes and appoints the Assignee its true, lawful and irrevocable attorney to demand, receive and enforce the performance of the terms of the Assigned Agreements or to otherwise deal in respect of the Assigned Agreements, and to give receipts, releases and satisfactions for the same, and this may be done in the name of the Assignor with the same force and effect as Assignor could do if this Agreement had not been made.

6.           Miscellaneous.

(a)           This Agreement shall be governed by and construed in accordance with the internal laws of the State of Nevada.

(b)           If any covenant or agreement contained herein, or any part hereof, is held to be invalid, illegal or unenforceable for any reason, such provision will be deemed modified to the extent necessary to be valid, legal and enforceable and to give effect of the intent of the parties hereto.

(c)           This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof.  This Agreement supersedes all prior agreements between the parties with respect to the subject matter hereof or thereof.  There are no representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein or in the Merger Agreement.

(d)           This Agreement may not be amended or modified except by the express written consent of the parties hereto.  Any waiver by the parties of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach thereof or of any other provision.

(e)           This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective successors and permitted assignees.

(f)           The parties hereto intend that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto.

(g)           The parties agree that this Agreement shall be deemed to have been jointly and equally drafted by them, and that the provisions of this Agreement therefore shall not be construed against a party or parties on the ground that such party or parties drafted or was more responsible for the drafting of any such provision(s). The parties further agree that they have each carefully read the terms and conditions of this Agreement, that they know and understand the contents and effect of this Agreement and that the legal effect of this Agreement has been fully explained to its satisfaction by counsel of its own choosing.

(h)           The parties hereto agree to execute and deliver such further documents and instruments and to do such other acts and things any of them, as the case may be, may reasonably request in order to effectuate the transactions contemplated by this Agreement.

(i)           This Agreement may be executed in counterparts and by facsimile, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be executed by its duly authorized officer or representative as of the date first above written.

HELIX WIND, INC.	CLEARVIEW ACQUISITIONS, INC.

By: /s/ Ian Gardner	By: /s/ Tatiana Mikitchuk
Name: Ian Gardner	Name: Tatiana Mikitchuk
Title: CEO	Title: President

I, the undersigned, hereby acknowledge, accept and consent to the assignment by Helix Wind, Inc. to Clearview Acquisitions, Inc. pursuant to this Agreement of any and all Assigned Agreements to which I am a party listed on Schedule A hereto.
/s/ Ian Gardner Ian Gardner	/s/ Ian Gardner Ian Gardner
/s/ Scott Weinbrandt Scott Weinbrandt	/s/ Kevin Claudio Kevin Claudio
/s/ Steve Polaski Steve Polaski	/s/ Paul Ward Paul Ward

Schedule A
Assigned Agreements

1.	Board of Directors Service and Indemnification Agreement dated as of March 12, 2008, by and between Assignor and Ian Gardner.

2.	Board of Directors Service and Indemnification Agreement dated as of March 13, 2008, by and between Assignor Scott Weinbrandt.

3.	Employment Agreement, dated as of June 1, 2008, as amended January 26, 2009, by and between Assignor and Ian Gardner.

4.	Employment Agreement, dated as of June 1, 2008, as amended January 26, 2009, by and between Assignor and Scott Weinbrandt.

5.	Employment Agreement, dated as of December 1, 2008, as amended January 26, 2009, by and between Assignor and Kevin Claudio.

6.	Employment Agreement, dated as of October 1, 2008, by and between Assignor and Steve Polaski.

7.	Employment Agreement dated August 15, 2008, between Assignor and Paul Ward.

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